EXECUTION COPY







                                 XL CAPITAL LTD


                                       TO


                              THE BANK OF NEW YORK,


                                   AS TRUSTEE


                          FIRST SUPPLEMENTAL INDENTURE


                           DATED AS OF AUGUST 23, 2004


                             SENIOR DEBT SECURITIES



                SUPPLEMENT TO INDENTURE DATED AS OF JUNE 2, 2004

         FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2004 (the "FIRST SUPPLEMENTAL Indenture"), by and between XL CAPITAL LTD, a Cayman Islands exempted limited company (the "COMPANY"), having its principal office at XL House, One Bermudiana Road, Hamilton HM11, Bermuda, and The Bank of New York, a New York banking corporation, having a Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, New York 10286, as trustee (the "TRUSTEE"), under the Indenture.

         WHEREAS, the Company and the Trustee have as of June 2, 2004 entered into an Indenture (the "BASE INDENTURE") providing for the issuance by the Company from time to time of its senior debt securities;

         WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

         WHEREAS, the Company desires to issue one series of senior debt securities under the Base Indenture, and has duly authorized the creation and issuance of such senior debt securities and the execution and delivery of this First Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter described (the Base Indenture, as amended and supplemented by the First Supplemental Indenture is hereinafter referred to as the "INDENTURE");

         WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such senior debt securities and providing for the rights, obligations and duties of the Trustee with respect to such senior debt securities;

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company or a duly authorized committee thereof;

         WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

         WHEREAS, all conditions and requirements of the Base Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes (as defined below), as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definition of Terms.

                  Unless otherwise provided herein or unless the context otherwise requires:

                  (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

                  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) headings are for convenience of reference only and do not affect interpretation; and

                  (e) the following terms have the meanings given to them in this Section 1.1(e):

                  "ADDITIONAL AMOUNTS" has the meaning set forth in Section 2.13(b).

                  "COMPARABLE TREASURY ISSUE" means the United States Treasury ecurity selected as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer that four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

                  "DEPOSITARY" has the meaning set forth in Section 2.7.

                  "DESIGNATED SUBSIDIARY" means any present or future consolidated subsidiary of the Company that is a regulated insurance company, the assets of which constitute at least 20% of the Company's consolidated assets.

                  "GLOBAL NOTE" means a Global Security representing the Notes.

                  "ISSUE DATE" means August 23, 2004.

                  "REFERENCE TREASURY DEALERS" means each of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. and their respective successors and any other primary Treasury dealer the Company selects. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, the Company must substitute another primary Treasury dealer.

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                  "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the Redemption Date.

                  "RELEVANT DATE" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders of the Notes.

                  "TAX EVENT" means if the Company determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of the Cayman Islands, Bermuda or any other jurisdiction from or through which the Company makes a payment on the Notes or in which the Company generally becomes subject to taxation; or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and
(2), a "CHANGE IN TAX LAW"), the Company is, or on the next Interest Payment Date in respect of the Notes would be, required to pay more than de minimis Additional Amounts with respect to the Notes as described under 2.13(b), and such obligation cannot be avoided by taking commercially reasonable measures available to the Company. The Change in Tax Law must become effective on or after August 18, 2004. In the case of a successor entity, the Change in Tax Law must become effective after the date that such successor entity first becomes an obligor on the Notes (unless the Change in Tax Law had already occurred prior to such date, but on or after August 18, 2004, with respect to the original entity).

                  "TREASURY RATE" means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.


                                   ARTICLE II
                              CREATION OF THE NOTES

         Section 2.1. Designation of Series.

                  Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates a series of its senior debt securities designated as the 5.25% Senior Notes due 2014 (the "NOTES"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

         Section 2.2. Form of Notes.

                  The definitive form of the Notes shall be substantially in the form set forth in EXHIBIT A attached hereto, which is incorporated herein and made part hereof.

                  The Final Maturity of the Notes shall be September 15, 2014.

         Section 2.3. Interest and Interest Rate Reset.

                  (a) The Notes will bear interest from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to maturity or early redemption, as the case may be, at the rate of 5.25% per annum payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2005, to the persons in whose names the Notes were registered at the close of business on the preceding March 1 and September 1, respectively.

                  (b) Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

         Section 2.4. Limit on Amount of Notes.

                  (a) The Notes initially will be limited in aggregate principal amount to $300,000,000 and may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Company Order.

                  (b) The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the Notes, additional notes having the same terms as the Notes (except for the initial public offering price, first Interest Payment Date and the Issue Date). Any such additional notes, together with the Notes, will constitute a single series of Securities under the Indenture.

         Section 2.5. Nature of Notes/Minimum Denomination

                  (a) The Notes shall constitute senior, unsecured and unsubordinated obligations of the Company and shall rank pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

                  (b) The Notes shall be issuable only in registered form and without coupons in denominations of $1,000 and any integral multiples thereof.

         Section 2.6. No Sinking Fund.

                  The Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.

         Section 2.7. Issuance of Notes and Payment.

                  (a) The Notes, on original issuance, shall be issued in the form of one fully registered Global Note registered in the name of The Depository Trust Company, as Depositary (the "DEPOSITARY"), or its nominee, and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

                  (b) The payment of principal of and the interest on the Notes will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; PROVIDED HOWEVER, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, payment of principal of and the interest on the Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

         Section 2.8. Notes Not Convertible or Exchangeable.

                  The Notes will not be convertible or exchangeable for other securities or property.

         Section 2.9. Redemption.

                  Pursuant to Section 3.01(6) and Section 11.01 of the Base Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

                  (a) The Notes will be redeemable, in whole at any time or in part from time to time, at the Company's option, at a redemption price equal to accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points.

                  (b) If a Tax Event occurs and is continuing, the Company may, at its option, redeem the Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts, if any, then due or that will become due on the date fixed for redemption as a result of the redemption. Installments of interest on Notes which are due and payable on or prior to a Redemption Date will be payable to Holders of the Notes registered as such at the close of business on the relevant record dates.

                  (c) (i) Notwithstanding Section 11.04 of the Indenture, any notice of redemption pursuant to Section 2.9(a) or (b) shall (i) be sufficient if instead of setting forth a specific price with respect to the Redemption Price, it sets forth the manner of calculation thereof and (ii) be mailed to the Holders not less than 30 nor more than 60 days prior to the Redemption Date.

                           (ii) Notwithstanding the foregoing, in case of a Tax
                  Event redemption, no such notice of redemption will be given
                  (a) earlier than 90 days prior to the earliest date on which the payor would be obliged to make such payment or withholding if a payment in respect of Notes by it were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Company will deliver to the Paying Agent (a) an Officer's Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that any factual conditions precedent to the Company's right so to redeem have been satisfied and (b) a legal opinion of an outside nationally recognized tax counsel to the effect that the circumstances referred to in this clause (ii) and the circumstances described in the definition of "Tax Event" exist.

         Section 2.10. Guarantees.

                  The Notes will not be guaranteed by any third party.

         Section 2.11. Place of Payment.

                  The Paying Agent for the Notes shall initially be the Trustee, and the Place of Payment for the Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The Company may from time to time designate one or more additional offices or agencies where Notes may be presented or surrendered for payment.

         Section 2.12. Events of Default.

         The following shall constitute additional Events of Default pursuant to
Section 5.01 of the Base Indenture with respect to the Notes with the same effect as if expressly set forth in such Section 5.01:

                  (a) default by the Company under any instrument or instruments under which there is or may be secured or evidenced any of the Company's indebtedness (other than the Notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;

                  (b) default by the Company in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of the Company's indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto;

                  (c) default in the payment of any Additional Amounts payable with respect to interest on any Notes, when such Additional Amounts become due and payable, and continuance of such default for a period of 30 days;

                  (d) default in the payment of any Additional Amounts payable with respect to any principal of or premium, if any, on any Notes, when such Additional Amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; and

                  (e) default in the payment of the Put Price on the Notes following the exercise of the Put Right by any Holder of Notes on the date that such payment is due and payable.

         In addition, with respect to the Notes, the reference to "60 days" in
Section 5.01(1) of the Base Indenture shall be amended to be "30 days" with respect to the Notes.

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default or any event which, after notice or lapse of time or both, would constitute an Event of Default.

         Section 2.13. Covenants.

         The Notes shall be entitled to the benefit of each of the covenants in Article Ten of the Base Indenture and the following additional covenants (which shall be deemed to be a provision of the Indenture and, when referred to as a provision of the Indenture, shall be identified by reference to the Section number that is set forth immediately preceding the covenant):

                  (a) SECTION 10.09. LIMITATION ON LIENS ON STOCK OF DESIGNATED SUBSIDIARIES. The Company covenants that, so long as any Notes are outstanding, the Company will not, nor will the company permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumberance upon any shares of Capital Stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the Notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

                  (b) SECTION 10.10. ADDITIONAL AMOUNTS.

                           All amounts payable (whether in respect of principal,
                  interest or otherwise) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a Holder after such withholding or deduction (including any withholding or deduction on such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required ("ADDITIONAL AMOUNTS"), except that no such Additional Amounts shall be payable in relation to any payment (including a payment made in connection with a redemption) in respect of any of the Notes (a) to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with such Person's statutory requirements or by making a declaration of non-residence or similar claim for exemption but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Note by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Cayman Islands or Bermuda, as the case may be, other than (i) the mere holding of such Note; (ii) the receipt of principal, interest, or other amount in respect of such Note; or (iii) the mere enforcement of rights with respect to such Note; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiry of such period of 30 days; (c) on account of any inheritance, gift, estate, personal property, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or (d) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Note.

                           If the Company becomes subject generally at any time
                  to any taxing jurisdiction other than or in addition to the Cayman Islands or Bermuda, or make a payment on the Notes from any jurisdiction other than or in addition to the Cayman Islands or Bermuda, references in this section to the Cayman Islands and Bermuda shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands and Bermuda.

                           Any reference in the Indenture to principal, premium
                  or interest in respect of the Notes, any redemption amount and any other amounts in the nature of principal, shall be deemed also to refer to any Additional Amounts that may be payable under the Indenture, and the express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                           Except as otherwise provided in or pursuant to the
                  Indenture, if the Notes require the payment of Additional Amounts, at least 30 days prior to each date on which any payments under or with respect to the Notes are due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company, or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officers' Certificate stating the fact that Additional Amounts will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts to Holders on the payment date.

                           The Company will pay any present or future stamp,
                  court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Cayman Islands or Bermuda in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

                  Section 2.14. Non-Applicability of Certain Sections.

                  Sections 11.08, 11.09 and 11.10 of the Base Indenture shall not apply to the Notes.


                                  ARTICLE III
                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

         Section 3.1. Appointment of Trustee.

                  Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as Trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture.

         Section 3.2. Rights, Powers, Duties and Obligations of the Trustee.

                  Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. Application of First Supplemental Indenture.

                  Each and every term and condition contained in the First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture shall apply only to the Notes created hereby and not to any future series of Securities issued under the Base Indenture.

         Section 4.2. Benefits of First Supplemental Indenture.

                  Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this First Supplemental Indenture.

         Section 4.3. Amendment of First Supplemental Indenture.

                  The Company and the Trustee, at any time and from time to time, may amend, modify or supplement this First Supplemental Indenture in accordance with the provisions of Article Nine of the Base Indenture.

         Section 4.4. Effective Date.

                  This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

         Section 4.5. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Judgment Currency.

                  THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

                  The Company and the Trustee hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to the Indenture. The Company and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the Indenture which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

                  The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due (the "REQUIRED CURRENCY") into a currency in which a judgment will be rendered (the "JUDGMENT CURRENCY"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture. For purpose of the foregoing, "NEW YORK BANKING DAY" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

         Section 4.6. Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 4.7. Ratification of Base Indenture.

                  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

         Section 4.8. Validity and Sufficiency.

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as a deed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                    XL CAPITAL LTD, as Issuer

                                    By:    /s/ Paul S. Giordano
                                           -------------------------------------
                                           Name:  Paul S. Giordano
                                           Title: Executive Vice President,
                                                  General Counsel & Secretary

                                    The Bank of New York, as Trustee

                                    By:    /s/ Julie Salovitch-Miller
                                           -------------------------------------
                                           Name:  Julie Salovitch-Miller
                                           Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

                  [If the Note is a Global Note, insert - THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY

                  [If the Depository is The Depository Trust Company, insert - UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTES ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                                           No.
                                                           CUSIP No.
                                                           98372P AF 5
                                                           $_____________




                                 XL CAPITAL LTD
                           5.25% SENIOR NOTE DUE 2014

                  XL CAPITAL LTD, an exempted limited company duly organized and existing under the laws of the Cayman Islands (the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to      , the principal sum of
________________ United States dollars (U.S.$______________) [If the Note is a
Global Note, insert - , as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Note annexed hereto,] on September 15, 2014 (such date is hereinafter referred to as the "STATED MATURITY"), and to pay interest thereon, from _______ __, 20__, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, at the rate of 5.25% per annum to, but excluding, the relevant Interest Payment Date, until the Stated Maturity or early redemption.

                  Interest on this Note initially shall be payable quarterly in arrears on March 15 and September 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing _______ __, 20__ through and including September 15, 2014, until the Stated Maturity or early redemption. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be, the March 1 and September 1, respectively (whether or not a Business Day) preceding the relevant Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture.

                  The payment of principal of and the interest on the Notes will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; PROVIDED HOWEVER, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, payment of principal of and the interest on the Notes will be payable by wire transfer of immediately available funds to the account specified in such instructions.

                  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

                  Unless the certificate of authorization hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered as a deed.

Dated:

                                             XL CAPITAL LTD


                                             By:________________________________
                                                 Name:
                                                 Title:


                                             By:________________________________
                                                 Name:
                                                 Title:

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                             The Bank of New York, as Trustee

                                             By:____________________________
                                                    Authorized Officer

                                [FORM OF REVERSE]

                  This Note is one of a duly authorized issue of securities of the Company designated as its "5.25% Senior Notes due 2014" (herein sometimes referred to as the "NOTES"), initially limited in aggregate principal amount to $300,000,000, issued under and pursuant to an Indenture, dated as of June 2, 2004 (the "BASE INDENTURE"), duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), and a First Supplemental Indenture, dated as of August 23, 2004 (the "First Supplemental Indenture"), between the Company and the Trustee (such Base Indenture as amended and supplemented by the First Supplemental Indenture, the "INDENTURE"), to which Indenture and all subsequent indentures supplemental thereto relating to the Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The Notes are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  The Notes will be redeemable, in whole at any time or in part from time to time, at the Company's option, at a redemption price equal to accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date plus the greater of: (A) 100% of the principal amount of the Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption
Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, as provided in, and subject to the terms of, the Indenture.

                  If a Tax Event occurs and is continuing, the Company may, at its option, redeem the Notes in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Redemption Date and Additional Amounts, if any, then due or that will become due on the Redemption Date as a result of the redemption, as provided in, and subject to the terms of, the Indenture.

                  No sinking fund is provided for the Notes.

                  The Notes shall constitute the senior, unsecured and unsubordinated obligations of the Company and shall rank equally in right of payment with all existing and future senior, unsecured and unsubordinated obligations of the Company.

                  In the case of an Event of Default described in Section 5.01(5) or 5.01(6) of the Indenture, all unpaid principal of and accrued interest and Additional Amounts on the Notes then Outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of any Notes. In the case all other Events of Default, if such

Event of Default shall occur and be continuing, the principal of all of the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding and affected thereby. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

                  [If Note is a Global Note, insert - This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.]

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common        UNIF GIFT MIN ACT- ______ Custodian _______
                                                        (Cust)           (Minor)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with rights of                   under Uniform Gifts to
survivorship and not as tenants in common            Minors Act ________________
                                                                    (State)

Additional abbreviations may also be used though not on the above list.

                                   ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:



        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoint agent to transfer this Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

 Amount of Decrease in     Amount of Increase     Stated Amount of the       Signature of
  Stated Amount of the     in Stated Amount of   Global Note Following    Authorized Officer
      Global Note            the Global Note     Such Decrease/Increase       of Trustee              Date
 ---------------------     -------------------   ----------------------   ------------------   --------------------
